Exhibit 99.1

McGrath RentCorp Announces Results for Second Quarter 2008

EPS Increases 17% to $0.42 for the Quarter

Rental Revenues Increase 9%

LIVERMORE, Calif.--(BUSINESS WIRE)--McGrath RentCorp (NASDAQ:MGRC) today announced revenues for the quarter ended June 30, 2008, of $74.0 million, an increase of 10%, compared to $67.4 million in the second quarter 2007. The Company reported net income for the second quarter 2008 of $10.1 million, or $0.42 per diluted share, compared to net income of $9.1 million, or $0.36 per diluted share, in the second quarter 2007.

For the second quarter of 2008, the Company’s Mobile Modular division reported a 2% increase in rental revenues to $25.3 million from $24.7 million in the second quarter 2007, with gross profit on rental revenues increasing 1% to $15.5 million from $15.3 million in the second quarter 2007. Sales revenues decreased 20% from $6.1 million in the second quarter 2007 to $4.9 million, and gross profit on sales decreased $0.4 million to $1.3 million in the second quarter 2008. Total gross profit decreased 4% from $19.7 million in the second quarter 2007 to $19.0 million in the second quarter 2008. Selling and administrative expenses increased $0.4 million to $7.1 million in the second quarter 2008. As a result, Mobile Modular’s pre-tax income decreased 6% from $11.0 million to $10.3 million in the second quarter 2008.

For the second quarter of 2008, the Company’s TRS-RenTelco division reported a 16% increase in rental revenues to $23.6 million from $20.3 million in the second quarter of 2007, with gross profit on rental revenues increasing 22% to $9.7 million from $7.9 million in the second quarter 2007. Sales revenues increased 33% from $5.6 million to $7.5 million in the second quarter 2008, with gross profit on sales increasing $0.5 million to $2.2 million from $1.7 million in the second quarter 2007. Total gross profit increased 22% from $10.1 million in the second quarter 2007 to $12.3 million in the second quarter 2008. Selling and administrative expenses increased $1.1 million to $6.4 million in the second quarter 2008. As a result, TRS-RenTelco’s pre-tax income increased 32% from $3.8 million to $5.1 million in the second quarter 2008.

Dennis Kakures, President and CEO of McGrath RentCorp, made the following comments regarding these results:

“Our second quarter results reflect the benefits of both rental product and geographic diversity in our business makeup today.

TRS-RenTelco’s 16% increase in rental revenues over the second quarter of last year is related to the continuing favorable market conditions across a fairly broad base of customer segments including communications network, aerospace and defense applications and semiconductor and consumer electronics product development and manufacturing. Divisional gross profit increasing approximately 23% for the quarter reflected improved key rental operating metrics as well as higher sales of equipment with improved margin levels.

Mobile Modular’s 2% increase in rental revenues over the second quarter of last year reflects the continuing strength in our Florida and Texas markets, offset by challenging commercial and educational markets in California. Divisional gross profit decreasing approximately 4% for the quarter was chiefly due to significantly lower residential construction business levels as well as lower sales of equipment with reduced margin levels.

Our quarter over quarter EPS results also benefited from reduced interest expense due to lower rates, as well as from fewer outstanding shares related to our buyback activities during the fourth quarter of 2007 and first quarter of 2008.”

SECOND QUARTER 2008 HIGHLIGHTS (AS COMPARED TO SECOND QUARTER 2007)

  Rental revenues increased 9% to $48.8 million. Within rental revenues, Mobile Modular increased 2% from $24.7 million to $25.3 million; TRS-RenTelco increased 16% from $20.3 million to $23.6 million.
  Sales revenues increased 29% to $17.0 million, resulting from higher sales volume in TRS-RenTelco and Enviroplex, partly offset by lower sales volume in Mobile Modular. The higher sales volume and higher gross margin percentage of 31.4% compared with 30.4% in 2007, resulted in a gross profit increase of $1.3 million. Sales revenues and related gross margins can fluctuate from quarter to quarter depending on customer requirements, equipment availability and funding.
  Depreciation of rental equipment increased 10% to $14.0 million, with Mobile Modular increasing 8% to $3.2 million from $3.0 million in 2007, and TRS-RenTelco increasing 11% to $10.8 million from $9.7 million in 2007.
  Debt increased $16.0 million during the quarter to $234.7 million, with the Company’s funded debt (notes payable) to equity ratio increasing from 0.96 to 1 at March 31, 2008 to 1.00 to 1 as of June 30, 2008. As of June 30, 2008, the Company had capacity to borrow an additional $156.3 million under its lines of credit.
  Dividend rate increased 11% to $0.20 per share for the second quarter 2008, as compared to $0.18 per share for the second quarter of 2007. On an annualized basis, this dividend represents a 2.8% yield on the August 6, 2008 close price of $28.17.
  Adjusted EBITDA increased 8% to $34.6 million for the second quarter of 2008 compared to $31.9 million for the second quarter of 2007. At June 30, 2008, the Company’s ratio of funded debt to the last twelve months Adjusted EBITDA was 1.63 compared to 1.55 at March 31, 2008. Adjusted EBITDA is defined as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization and other non-cash stock-based compensation. A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Form 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Form 10-K, 10-Q and other SEC filings.

FINANCIAL GUIDANCE

The Company reconfirms its expectation that 2008 full-year earnings per share will be in a range from $1.72 to $1.82 per diluted share. Such a forward-looking statement reflects McGrath RentCorp’s expectations as of August 7, 2008. Actual 2008 full-year earnings per share results may be materially different and affected by many factors, including those factors outlined in the “forward-looking statements” paragraph at the end of this press release.

About McGrath RentCorp

Founded in 1979, McGrath RentCorp is a diversified rental company. Under the trade name Mobile Modular Management Corporation (Mobile Modular), it rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, North Carolina and Georgia. In 2008, under the Mobile Modular Portable Storage trade name, the Company entered the portable storage rental business in Northern California. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. In 2008, under the trade name TRS-Environmental, the Company entered the environmental test equipment rental business serving the Americas.

CONFERENCE CALL NOTE: As previously announced in its press release of July 9, 2008, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on August 7, 2008 to discuss the second quarter 2008 results. To participate in the teleconference, dial 1-800-257-7063 (in the U.S.), or 1-303-262-2149 (outside the US), or visit the investor relations section of the Company’s website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-405-2236 (in the U.S.), or 1-303-590-3000 (outside the U.S.). The pass code for the call replay is 11116860.

This press release contains statements, which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties. These statements appear in a number of places. Such statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “estimates”, “will”, “should”, “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed under "Risk Factors" and elsewhere in the Company’s 10-K, 10-Q and other SEC filings, including the following: the effectiveness of management’s strategies and decisions, general economic, stock market and business conditions, including in the states and countries where we sell or rent our products; continuing demand for our products; hiring, retention and motivation of key personnel; failure by third parties to manufacture our products in a timely manner and to our specifications; our ability to successfully implement information system upgrades; our ability to finance expansion and to locate and consummate acquisitions; fluctuations in interest rates and the Company’s ability to manage credit risk; our ability to effectively manage our rental assets; the risk that we may be subject to litigation and claims from employees, vendors and other third parties; fluctuations in the Company’s effective tax rate; changes in financial accounting standards; our failure to comply with internal control requirements; catastrophic loss to our facilities; state funding for education; new or modified statutory or regulatory requirements; success of the Company’s strategic growth initiatives; risks associated with doing business with government entities; seasonality of our educational and electronics business; intense industry competition; our ability to timely deliver, install and redeploy our modular products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally. There may be other factors not listed above that could cause actual results to vary materially from the forward-looking statements described in this press release. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or developments.

MCGRATH RENTCORP
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2008	2007	2008	2007

REVENUES
Rental	$48,846	$44,995	$97,082	$88,303
Rental Related Services	7,490	8,598	14,832	16,020
Rental Operations	56,336	53,593	111,914	104,323
Sales	17,001	13,224	26,174	22,567
Other	616	630	1,280	1,310
Total Revenues	73,953	67,447	139,368	128,200

COSTS AND EXPENSES
Direct Costs of Rental Operations
Depreciation of Rental Equipment	14,044	12,730	27,462	24,749
Rental Related Services	5,536	6,166	10,751	11,259
Other	9,591	8,996	17,681	16,594
Total Direct Costs of Rental Operations	29,171	27,892	55,894	52,602
Costs of Sales	11,667	9,203	17,465	15,729
Total Costs	40,838	37,095	73,359	68,331
Gross Profit	33,115	30,352	66,009	59,869
Selling and Administrative Expenses	14,230	12,607	27,774	24,255
Income from Operations	18,885	17,745	38,235	35,614
Interest Expense	2,291	2,832	4,758	5,453
Income Before Provision for Income Taxes	16,594	14,913	33,477	30,161
Provision for Income Taxes	6,505	5,816	13,123	11,763
Income Before Minority Interest	10,089	9,097	20,354	18,398
Minority Interest in Income (Loss) of Subsidiary	--	12	--	(15)
Net Income	$10,089	$9,085	$20,354	$18,413

Earnings Per Share:
Basic	$0.43	$0.36	$0.85	$0.73
Diluted	$0.42	$0.36	$0.85	$0.72
Shares Used in Per Share Calculation:
Basic	23,641	25,233	23,810	25,174
Diluted	23,890	25,491	23,977	25,431

Cash Dividends Declared Per Share	$0.20	$0.18	$0.40	$0.36

MCGRATH RENTCORP
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	June 30,	December 31,
(in thousands)	2008	2007

ASSETS
Cash	$1,302	$5,090
Accounts Receivable, net of allowance for doubtful accounts of $1,300 in 2008 and $1,400 in 2007	68,717	67,061

Rental Equipment, at cost:
Relocatable Modular Buildings	492,774	475,077
Electronic Test Equipment	256,267	232,349
	749,041	707,426
Less Accumulated Depreciation	(240,529)	(221,412)
Rental Equipment, net	508,512	486,014

Property, Plant and Equipment, net	76,501	66,480
Prepaid Expenses and Other Assets	19,698	17,591
Total Assets	$674,730	$642,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes Payable	$234,725	$197,729
Accounts Payable and Accrued Liabilities	53,784	55,642
Deferred Income	24,021	28,948
Deferred Income Taxes, net	126,462	115,886
Total Liabilities	438,992	398,205

Shareholders’ Equity:
Common Stock, no par value -
Authorized -- 40,000 shares
Issued and Outstanding -- 23,657 shares in 2008 and 24,578 shares in 2007	42,968	41,917
Retained Earnings	192,770	202,114
Total Shareholders’ Equity	235,738	244,031
Total Liabilities and Shareholders’ Equity	$674,730	$642,236

MCGRATH RENTCORP
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Six Months Ended June 30,
(in thousands)	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$20,354	$18,413
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	28,749	25,902
Provision for Doubtful Accounts	654	430
Non-Cash Stock-Based Compensation	1,919	1,704
Gain on Sale of Rental Equipment	(4,824)	(4,350)
Change In:
Accounts Receivable	(2,312)	(4,755)
Prepaid Expenses and Other Assets	(2,107)	(1,047)
Accounts Payable and Accrued Liabilities	(2,725)	(4,434)
Deferred Income	(4,927)	(7,391)
Deferred Income Taxes	10,576	4,303
Net Cash Provided by Operating Activities	45,357	28,775

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Rental Equipment	(54,665)	(54,965)
Purchase of Property, Plant and Equipment	(11,308)	(1,511)
Proceeds from Sale of Rental Equipment	12,558	11,040
Net Cash Used in Investing Activities	(53,415)	(45,436)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings Under Bank Lines of Credit	36,996	20,424
Proceeds from the Exercise of Stock Options	663	3,374
Excess Tax Benefit from Exercise and Disqualifying Disposition of Stock Options	133	1,385
Repurchase of Common Stock	(24,418)	--
Payment of Dividends	(9,104)	(8,550)
Net Cash Provided by Financing Activities	4,270	16,633

Net Decrease in Cash	(3,788)	(28)
Cash Balance, beginning of period	5,090	349
Cash Balance, end of period	$1,302	$321

Interest Paid, during the period	$5,059	$5,632
Income Taxes Paid, during the period	$2,415	$6,076
Dividends Declared, not yet paid	$4,713	$4,558
Rental Equipment Acquisitions, not yet paid	$10,432	$8,970

Mobile Modular – Q2 2008 compared to Q2 2007 (Unaudited)
(dollar amounts in thousands)	Three Months Ended June 30,		Increase (Decrease)
	2008	2007	$	%
Revenues
Rental	$25,277	$24,730	$547	2%
Rental Related Services	7,029	8,116	(1,087)	-13%
Rental Operations	32,306	32,846	(540)	-2%
Sales	4,861	6,085	(1,224)	-20%
Other	159	157	2	1%
Total Revenues	$37,326	$39,088	$(1,762)	-5%

Gross Profit
Rental	$15,509	$15,328	$181	1%
Rental Related Services	1,970	2,448	(478)	-20%
Rental Operations	17,479	17,776	(297)	-2%
Sales	1,327	1,767	(440)	-25%
Other	159	157	2	1%
Total Gross Profit	$18,965	$19,700	$(735)	-4%

Pre-tax Income	$10,287	$10,981	$(694)	-6%

Other Information
Depreciation of Rental Equipment	$3,248	$3,019	$229	8%
Interest Expense Allocation	$1,541	$2,000	$(459)	-23%

Average Rental Equipment [1]	$454,107	$417,320	$36,787	9%
Average Rental Equipment on Rent [1]	$372,551	$342,683	$29,868	9%
Average Monthly Total Yield [2]	1.86%	1.98%		-6%
Average Utilization [3]	82.0%	82.1%		0%
Average Monthly Rental Rate [4]	2.26%	2.41%		-6%

Period End Rental Equipment [1]	$455,714	$421,170	$34,544	8%
Period End Utilization [3]	82.0%	82.8%		-1%
Period End Floors [1]	26,528	25,200	1,328	5%

[1]  Average and Period End Rental Equipment represents the cost of rental equipment excluding new equipment inventory and accessory equipment.  Period End Floors excludes new equipment inventory.

[2]  Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.

[3]  Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. Average Utilization for the period is calculated using the average costs of the rental equipment.

[4]  Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

TRS-RenTelco – Q2 2008 compared to Q2 2007 (Unaudited)
(dollar amounts in thousands)	Three Months Ended June 30,		Increase (Decrease)
	2008	2007	$	%
Revenues
Rental	$23,569	$20,265	$3,304	16%
Rental Related Services	461	482	(21)	-4%
Rental Operations	24,030	20,747	3,283	16%
Sales	7,491	5,636	1,855	33%
Other	457	473	(16)	-3%
Total Revenues	$31,978	$26,856	$5,122	19%

Gross Profit
Rental	$9,702	$7,941	$1,761	22%
Rental Related Services	(16)	(16)	--	0%
Rental Operations	9,686	7,925	1,761	22%
Sales	2,201	1,689	512	30%
Other	457	473	(16)	-3%
Total Gross Profit	$12,344	$10,087	2,257	22%

Pre-tax Income	$5,055	$3,830	$1,225	32%

Other Information
Depreciation of Rental Equipment	$10,796	$9,711	$1,085	11%
Interest Expense Allocation	$852	$959	$(107)	-11%

Average Rental Equipment [1]	$248,182	$203,688	$44,494	22%
Average Rental Equipment on Rent [1]	$172,253	$135,366	$36,887	27%
Average Monthly Total Yield [2]	3.17%	3.32%		-5%
Average Utilization [3]	69.4%	66.5%		4%
Average Monthly Rental Rate [4]	4.56%	4.99%		-9%

Period End Rental Equipment [1]	$253,975	$207,937	$46,038	22%
Period End Utilization [3]	70.0%	67.2%		4%

[1]  Average and Period End Rental Equipment represents the cost of rental equipment excluding accessory equipment.

[2]  Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.

[3]  Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding accessory equipment.  Average Utilization for the period is calculated using the average costs of the rental equipment.

[4]  Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

Mobile Modular – Six Months Ended 6/30/08 compared to Six Months Ended 6/30/07 (Unaudited)
(dollar amounts in thousands)	Six Months Ended June 30,		Increase (Decrease)
	2008	2007	$	%
Revenues
Rental	$51,192	$48,566	$2,626	5%
Rental Related Services	13,930	15,165	(1,235)	-8%
Rental Operations	65,122	63,731	1,391	2%
Sales	7,733	10,251	(2,518)	-25%
Other	304	319	(15)	-5%
Total Revenues	$73,159	$74,301	$(1,142)	-2%

Gross Profit
Rental	$32,676	$31,070	1,606	5%
Rental Related Services	4,039	4,768	(729)	-15%
Rental Operations	36,715	35,838	877	2%
Sales	2,257	3,074	(817)	-27%
Other	304	319	(15)	-5%
Total Gross Profit	$39,276	$39,231	$45	0%

Pre-tax Income	$21,992	$22,163	$(171)	-1%

Other Information
Depreciation of Rental Equipment	$6,488	$5,948	$540	9%
Interest Expense Allocation	$3,220	$3,893	$(673)	-17%

Average Rental Equipment [1]	$452,704	$414,981	$37,723	9%
Average Rental Equipment on Rent [1]	$372,354	$339,166	$33,188	10%
Average Monthly Total Yield [2]	1.88%	1.95%		-4%
Average Utilization [3]	82.3%	81.7%		1%
Average Monthly Rental Rate [4]	2.29%	2.39%		-4%

Period End Rental Equipment [1]	$455,714	$421,170	$34,544	8%
Period End Utilization [3]	82.0%	82.8%		-1%
Period End Floors [1]	26,528	25,200	1,328	5%

[1]  Average and Period End Rental Equipment represents the cost of rental equipment excluding new equipment inventory and accessory equipment.  Period End Floors excludes new equipment inventory.

[2]  Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.

[3]  Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding new equipment inventory and accessory equipment. Average Utilization for the period is calculated using the average costs of the rental equipment.

[4]  Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

TRS-RenTelco – Six Months Ended 6/30/08 compared to Six Months Ended 6/30/07 (Unaudited)
(dollar amounts in thousands)	Six Months Ended June 30,		Increase (Decrease)
	2008	2007	$	%
Revenues
Rental	$45,890	$39,737	$6,153	15%
Rental Related Services	902	855	47	5%
Rental Operations	46,792	40,592	6,200	15%
Sales	11,969	9,727	2,242	23%
Other	976	991	(15)	-2%
Total Revenues	$59,737	$51,310	$8,427	16%

Gross Profit
Rental	$19,263	$15,890	$3,373	21%
Rental Related Services	42	(7)	49	nm
Rental Operations	19,305	15,883	3,422	22%
Sales	4,015	3,140	875	28%
Other	976	991	(15)	-2%
Total Gross Profit	$24,296	$20,014	$4,282	21%

Pre-tax Income	$10,220	$8,118	$2,102	26%

Other Information
Depreciation of Rental Equipment	$20,974	$18,801	$2,173	12%
Interest Expense Allocation	$1,746	$1,837	$(91)	-5%

Average Rental Equipment [1]	$242,037	$197,581	$44,456	23%
Average Rental Equipment on Rent [1]	$167,447	$131,333	$36,114	27%
Average Monthly Total Yield [2]	3.16%	3.35%		-6%
Average Utilization [3]	69.2%	66.5%		4%
Average Monthly Rental Rate [4]	4.57%	5.04%		-9%

Period End Rental Equipment [1]	$253,975	$207,937	$46,038	22%
Period End Utilization [3]	70.0%	67.2%		4%

[1]  Average and Period End Rental Equipment represents the cost of rental equipment excluding accessory equipment.

[2]  Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.

[3]  Period End Utilization is calculated by dividing the cost of rental equipment on rent by the total cost of rental equipment excluding accessory equipment.  Average Utilization for the period is calculated using the average costs of the rental equipment.

[4]  Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

nm = not meaningful

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company presents Adjusted EBITDA which is defined by the Company as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.

The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance and evaluate the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including stock-based compensation, is useful in measuring the Company’s cash available to operations and the performance of the Company. Because we find Adjusted EBITDA useful the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non−GAAP measures used by other companies. Unlike EBITDA which may be used by other companies or investors, Adjusted EBITDA does not include stock-based compensation charges and income from the minority interest in the Company’s Enviroplex subsidiary. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Since Adjusted EBITDA is a non-GAAP financial measure as defined by the Securities and Exchange Commission, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States.

Reconciliation of Net Income to Adjusted EBITDA
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007	2008	2007
Net Income	$10,089	$9,085	$20,354	$18,413	$44,351	$42,985
Minority Interest in Income (Loss) of Subsidiary	--	12	--	(15)	79	330
Provision for Income Taxes	6,505	5,816	13,123	11,763	28,697	26,903
Interest	2,291	2,832	4,758	5,453	10,024	11,087
Income from Operations	18,885	17,745	38,235	35,614	83,151	81,305
Depreciation and Amortization	14,699	13,314	28,749	25,902	56,850	50,140
Non-Cash Stock-Based Compensation	987	854	1,919	1,704	3,672	3,281
Adjusted EBITDA [1]	$34,571	$31,913	$68,903	$63,220	$143,673	$134,726

Adjusted EBITDA Margin [2]	47%	47%	49%	49%	49%	49%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007	2008	2007
Adjusted EBITDA [1]	$34,571	$31,913	$68,903	$63,220	$143,673	$134,726
Interest Paid	(2,899)	(3,727)	(5,059)	(5,632)	(10,144)	(11,125)
Income Taxes Paid	(1,576)	(5,481)	(2,415)	(6,076)	(10,762)	(14,750)
Gain on Sale of Rental Equipment	(2,484)	(2,293)	(4,824)	(4,350)	(10,500)	(10,740)
Change in certain assets and liabilities:
Accounts Receivable, net	(8,339)	(3,925)	(1,657)	(4,325)	(4,558)	(10,516)
Prepaid Expenses and Other Assets	(3,102)	(1,380)	(2,104)	(1,047)	(2,780)	733
Accounts Payable and Other Liabilities	4,857	344	(2,560)	(5,624)	984	(2,077)
Deferred Income	(1,272)	(3,098)	(4,927)	(7,391)	5,560	(1,474)
Net Cash Provided by Operating Activities	$19,756	$12,352	$45,357	$28,775	$111,473	$84,777

[1] Adjusted EBITDA is defined as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.

[2] Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

CONTACT:
McGrath RentCorp
Keith E. Pratt, 925-606-9200
Chief Financial Officer